March 17, 2009

Donald Meyer (“Executive”)
625 Madison Avenue
New York, NY  10022

RE:	Amendment to Executive Employment Agreement

Dear Donald:

On January 1, 2007, you and Centerline Capital Group, Inc. (the “Company”) entered into an Executive Employment Agreement (the “Agreement”).  Pursuant to Section 10(b) of the Agreement, the Agreement may be amended by a written instrument signed by the Executive and the Company.  The parties hereto wish to amend the Employment Agreement as provided herein.

THEREFORE, the parties, intending to be legally bound, agree as follows:

1.       Amendment of Agreement.  Section 2, entitled Duties, shall be amended to change the title from Executive Managing Director and Chief Investment Officer to Executive Managing Director, thereby relinquishing the title of Chief Investment Officer, effective as of the date hereof.

2.       Effect of Amendment.  The parties herby agree and acknowledge that except as provided in this Amendment, the Agreement remains in full force and effect and has not been modified in any other respect.

IN WITNESS WHEREOF, the parties have executed this Agreement, Centerline Capital Group, Inc. and Centerline Holding Company acting by their respective duly authorized officers, effective as of the Effective Date.

CENTERLINE CAPITAL GROUP, INC.			EXECUTIVE:
By	/s/ Marc D. Schnitzer		/s/ Donald Meyer
	Name:	Marc D. Schnitzer	Name:	Donald Meyer
	Title:	President		Executive Managing Director
CENTERLINE HOLDING COMPANY
By	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	Chief Executive Officer and President